UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  June 17, 2005


                       VIANET TECHNOLOGY GROUP LIMITED
                    (Formerly Pender International, Inc.)
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                 123 COMMERCE VALLEY DRIVE EAST, SUITE 300,
                        THORNHILL, ONTARIO   L3T 7W8
                  (Address of principal executive offices)

                               (905) 882-0221
                      (Registrant's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     As more fully described in Item 2.01 below, on June 17, 2005, the Registrant entered into an Agreement of Purchase and Sale of Stock with Brookstreet Capital Corp. pursuant to which it sold all of the issued and outstanding capital stock of Montebello Developments Corp., its wholly-owned subsidiary, to Brookstreet Capital Corp. for $250,000 paid by delivery of a secured promissory note having a maturity date of June 30, 2010.

     As more fully described in Item 2.01 below, on June 17, 2005, the Registrant entered into an Agreement of Purchase and Sale of Stock with Blazing Holdings, Inc. pursuant to which it sold all of the issued and outstanding capital stock of IMM Investments, Inc., its wholly-owned subsidiary, to Blazing Holdings, Inc. for $3,000,000 paid by delivery of a secured promissory note having a maturity date of June 30, 2010.

ITEM 2.01:  ACQUISITION OR DISPOSITION OF ASSETS

     The Registrant announced on June 30, 2005 that it had effected a corporate reorganization, including the sale of its wholly-owned subsidiaries.

     On June 30, 2005, the Registrant completed the sale of all of the issued and outstanding shares of common stock of Montebello Developments Corp., the Registrant's wholly-owned property and land development subsidiary, to Brookstreet Capital Corp. pursuant to the terms of an Agreement of Purchase and Sale of Stock dated June 17, 2005. In exchange for the shares of Montebello Developments Corp., the Registrant received a promissory note in the principal amount of $250,000 that has a maturity date of June 30, 2010 (the "Maturity Date"). The principal amount of the promissory note accrues interest at a rate per annum equal to the prime rate of interest charged by Citibank, N.A. at its principal office plus two percent. Pursuant to the promissory note, interest is payable quarterly commencing September 30, 2005 and continuing each quarter through the Maturity Date. The entire principal amount of the Note and any remaining unpaid accrued interest is due and payable on the Maturity Date. In order to secure the performance of its obligations under the promissory note, Brookstreet Capital Corp. has granted the Registrant a security interest in the acquired Shares as well as in the assets of Montebello Developments Corp. pursuant to the terms of a Security Agreement dated June 30, 2005. As additional security, Brookstreet Capital Corp. has pledged the shares of Montebello Developments Corp. to Registrant pursuant to a Stock Pledge Agreement dated June 30, 2005. Brookstreet Capital Corp., is the beneficial owner of approximately 480,000 shares of Common Stock of the Registrant (approximately 8% of the issued and outstanding Common Stock after accounting for the reverse-split), and voted its shares to ratify and approve the transaction. The acquisition price of the shares of Montebello Developments Corp. was determined based upon good-faith negotiations between the parties.

     On June 30, 2005, the Registrant completed the sale of all of the issued and outstanding shares of common stock of IMM Investments, Inc., the Registrant's wholly-owned natural resources subsidiary to Blazing Holdings, Inc. pursuant to the terms of an Agreement of Purchase and Sale of Stock dated June 17, 2005. In exchange for the shares of IMM Investments, Inc., the Registrant received a promissory note in the principal amount of $3,000,000 that has a maturity date of June 30, 2010 (the "Maturity Date"). The principal amount of the promissory note accrues interest at a rate per annum equal to the prime rate of interest charged by Citibank, N.A. at its principal office plus two percent. Pursuant to the promissory note, interest is payable quarterly commencing September 30, 2005 and continuing each quarter through the Maturity Date. The entire principal amount of the Note and any remaining unpaid accrued interest is due and payable on the Maturity Date. In order to secure the performance of its obligations under the promissory note, Blazing Holdings, Inc. has granted the Registrant a security interest in the acquired Shares as well as in the assets of IMM Investments, Inc. pursuant to the terms of a Security Agreement dated June 30, 2005. In addition, Blazing Holdings, Inc. has, as additional security, pledged the shares of IMM Investments, Inc. to Registrant pursuant to a Stock Pledge Agreement dated June 30, 2005. Prior to this transaction, there was no material relationship between Blazing Holdings, Inc. and the Registrant or any of its affiliates, or any director or officer of the Registrant or any associate of any such director or officer.

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ITEM 5.03:  AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS, CHANGE IN
            FISCAL YEAR

     Effective June 30, 2005, the Registrant amended its Certificate of Incorporation to change its name to VIANET Technology Group, Ltd. In conjunction with the change of the Registrant's name, effective July 1, 2005, the symbol under which the Registrant's common stock is eligible for quotation on the Over-The-Counter- Bulletin Board was changed to "VTGL."

     Effective June 30, 2005, the Registrant also completed a 1-for-10 reverse stock split of its common stock. As a result of this action, the holder of each share of the Registrant's common stock now owns one-tenth of one share of common stock and the Registrant now has 5,958,672 issued and outstanding shares of common stock.

     On June, 17, 2005, stockholders of the Registrant holding a majority of the issued and outstanding shares of the Registrant's common stock approved these actions by majority written consent. The Registrant intends to file an Information Statement with the Securities and Exchange Commission describing these transactions and, once approved, deliver this Information Statement to its stockholders who did not deliver a written consent to these actions.


ITEM 7.01:  REGULATION FD DISCLOSURE

     The Registrant has reached a preliminary agreement with VIANET Direct, Inc., a registered broker dealer with the National Association of Securities Dealers, Inc. ("NASD") whose products provide a real time, virtual, interactive, anonymous block trading system for all types of equity securities ("VIANET Direct"), pursuant to which the parties anticipate that a newly formed wholly-owned subsidiary of the Registrant will merge with and into VIANET Direct, with VIANET Direct as the surviving corporation. The Registrant anticipates that it will issue an aggregate of approximately 21,000,000 shares of its common stock on a fully diluted basis to the holders of VIANET Direct's issued and outstanding common stock, warrants and stock options. Subsequent to the merger, the Registrant anticipates that its stockholders will own approximately 22% of the common stock on a fully diluted basis.

     The consummation of the merger is subject to standard closing conditions including:

     * execution of a definitive merger agreement that is approved by each corporation's board of directors;
     * approval of the definitive merger agreement and the merger by the stockholders of each corporation;
     * receipt of all permits, authorizations, regulatory approvals and third party consents (including, but not limited to, NASD approval of the transaction) necessary for the consummation of the merger;
     * satisfaction of all applicable legal requirements, including compliance with all applicable federal and state securities laws;
     * resignation of all of the Registrant's present officers and directors, who shall be replaced by officers and directors selected by VIANET Direct; and
     * the merger must qualify as a tax-free transaction to each of the Registrant, VIANET Direct and VIANET Direct's stockholders.

     In addition, the Registrant has agreed that, as of the closing date of the merger, it:

     *  shall not have any debts or liabilities, contingent or otherwise;
     * shall have no more than 5,960,000 issued and outstanding shares of common stock;
     * shall have valid collectible accounts receivable, notes receivable or cash of at least $3.25 million.

     Accordingly, there can be no assurance that the parties will consummate the merger.

     VIANET Direct is a real time, virtual, interactive and anonymous block trading system for all types of equity securities. VIANET Direct provides an electronic platform in which institutions and financial intermediaries are directly linked to the largest pool of liquidity, the exchanges on which the securities are traded. A block trading system, VIANET Direct provides for direct access, continuous order matching, timed crossing sessions, initiation of auctions and the ability to electronically search for hidden liquidity in the marketplace.

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ITEM 9.01:  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of business acquired.
          Not applicable.

     (b)  Pro-forma financial information.
          Not applicable.

     (c)  Exhibits.

           2.1 Agreement of Purchase and Sale of Stock by and between Pender International, Inc. and Brookstreet Capital Corp. made June 17, 2005.

           2.2 Agreement of Purchase and Sale of Stock by and between Pender International, Inc. and Blazing Holdings, Inc. made June 17, 2005.

          10.1 Promissory Note dated June 30, 2005 in the principal amount of $250,000 issued by Brookstreet Capital Corp. to Pender International, Inc.

          10.2 Stock Pledge Agreement dated June 30, 2005 by and between Brookstreet Capital Corp. and Pender International, Inc.

          10.3 Security Agreement dated June 30, 2005 by and between Brookstreet Capital Corp. and Pender International, Inc.

          10.4 Promissory Note dated June 30, 2005 in the principal amount of $3,000,000 issued by Blazing Holdings, Inc. to Pender International, Inc.

          10.5 Stock Pledge Agreement dated June 30, 2005 by and between Blazing Holdings, Inc. and Pender International, Inc.

          10.6 Security Agreement dated June 30, 2005 by and between Blazing Holdings Inc. and Pender International, Inc.

                                SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  July 7, 2005                 VIANET TECHNOLOGY GROUP LIMITED

                                     Per: /s/ Kalson G.H. Jang
                                          ------------------------------
                                          KALSON G.H. JANG
                                          Chairman



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